UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2010

DG FASTCHANNEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27644	94-3140772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 W. John Carpenter Freeway, Suite 700, Irving,
Texas 75039

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code (972) 581-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of DG FastChannel, Inc. (the “Company”) was held on May 27, 2010. The Company previously filed with the Securities and Exchange Commission the proxy statement and related materials pertaining to this meeting, which describe in detail the proposal submitted to shareholders at the meeting. The final results for the votes regarding the proposal are set forth below.

Proposal 1: Election of Directors

The two nominees for the Board of Directors were elected to the class of directors with a term expiring at the annual meeting of shareholders in 2013 and until their successors are elected and qualified. The tabulation of votes is set forth below:

Nominees for Director:	For	Withheld	Abstentions and Broker Non-Votes
Scott K. Ginsburg	9,327,729	8,463,547
Neil H. Nguyen	9,800,291	7,990,985

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DG FASTCHANNEL, INC.

Date:	June 1, 2010	By:	/s/ Omar A. Choucair
Omar A. Choucair
Chief Financial Officer